                                                                      Exhibit 21

                              NORDSON CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


                The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized.

         Jurisdiction of
          Incorporation                                               Name
          -------------                                               ----
         INTERNATIONAL:
         -------------
         Australia                                            Nordson Australia Pty. Limited
         Austria                                              Nordson GmbH
         Belgium                                              Nordson Benelux S.A./N.V.
         Brazil                                               Nordson do Brasil Industria
                                                                E.Comercio Ltda.
         Canada                                               Nordson Canada Limited
         China                                                Nordson (China) Co. Ltd.
         Colombia                                             Nordson Andina Limitada
         Czech Republic                                       Nordson CS, spol.s.r.o.
         Finland                                              Nordson Finland Oy
         France                                               Nordson France S.A.
         Germany                                              Nordson Deutschland GmbH (1)
         Germany                                              Nordson Engineering GmbH
         Hong Kong                                            Nordson Application Equipment, Inc.
         India                                                Nordson India Private Limited
         Italy                                                Nordson Italia SpA
         Japan                                                Nordson K.K.
         Japan                                                Nordson Asymtek K.K. (2)
         Malaysia                                             Nordson (Malaysia) Sdn. Bhd.
         Mexico                                               Nordson de Mexico, S.A. de C.V.
         The Netherlands                                      Nordson Benelux B.V.
         The Netherlands                                      Nordson European Distribution B.V.
         The Netherlands                                      Nordson B.V.
         Norway                                               Nordson Norge A/S
         Poland                                               Nordson Polska Sp.z.o.o.
         Portugal                                             Nordson Portugal Equipamento
                                                                Industrial, Lda.
         Russia                                               Nordson Deutschland GmbH -
                                                                Representative Office
         Singapore                                            Nordson S.E. Asia (Pte.) Ltd.
         South Korea                                          Nordson Sang San Ltd.
         Spain                                                Nordson Iberica, S.A.
         Sweden                                               Nordson AB
         Sweden                                               Nordson Finishing AB (3)
         Switzerland                                          Nordson (Schweiz) A.G. (4)
         Taiwan                                               Nordson Pacific, Inc. -
                                                                Representative Office


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INTERNATIONAL LOCATIONS (cont.)

         Jurisdiction of
          Incorporation                                               Name
          -------------                                               ----
         Thailand                                             Nordson (Thailand) Limited
         United Kingdom                                       Nordson (U.K.) Limited
         United Kingdom                                       Spectral Technology Group Limited
         United Kingdom                                       Nordson U.V. Limited. (5)
         US Virgin Islands                                    Nordson FSC, Inc.
         Venezuela                                            Nordson International de Venezuela, C.A.
         Vietnam                                              Nordson Pacific, Inc. -
                                                                Representative Office

         DOMESTIC
         --------
         Alabama                                              Nordson Corporation
         California                                           Asymptotic Technologies, Inc. (6)
         California                                           Slautterback Corporation
         California                                           March Instruments, Inc.
         Connecticut                                          Electrostatic Technology, Inc.
         Delaware                                             Lambda Technologies, Inc. (7)
         Florida                                              Advanced Plasma Systems, Inc.
         Georgia                                              J and M Laboratories, Inc.
         New Jersey                                           Horizon Lamps, Inc.
         New Jersey                                           Veritec Technologies, Inc.
         Ohio                                                 Nordson Pacific, Inc.
         Ohio                                                 Nordson U.S. Trading Company
         Ohio                                                 Nordson U.V. Inc.



( 1)     Owned by Nordson Engineering GmbH and Nordson Corporation
( 2)     Formerly known as Nordson Advanced Systems K.K.
( 3)     Owned by Nordson AB
( 4)     Owned by Nordson Benelux S.A./N.V.
( 5)     Owned by Spectral Technology Group Limited.
( 6)     Doing business as Asymtek
( 7) Acquired an equity interest in this Company by purchasing 307,692 shares of Series "D" Preferred Stock with an option to purchase an additional 153,846 shares. Lambda Technologies, Inc. is located in Raleigh, North Carolina